Exhibit 99.1

Curtiss-Wright Reports Second Quarter 2021 Financial Results; Raises Full-year 2021 Financial Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--August 3, 2021--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights:

  Reported sales of $621 million, operating income of $95 million, operating margin of 15.2%, diluted earnings per share (EPS) of $1.49, and free cash flow of $66 million;
  Adjusted sales of $609 million, up 14%;
  Adjusted operating income of $95 million, up 24%;
  Adjusted operating margin of 15.6%, up 120 basis points;
  Adjusted diluted EPS of $1.56, up 22%; and
  New orders of $679 million, up 11%, led by strong demand in our Commercial markets.

Raised Full-Year 2021 Financial Guidance:

  Adjusted sales increased by $15 million due to ongoing recovery in general industrial market demand; Maintaining overall range of 7% to 9% sales growth;
  Adjusted operating income increased to new range of 9% to 12% growth (previously 9% to 11%);
  Adjusted operating margin increased by 10 basis points to new range of 16.7% to 16.8%, up 40 to 50 basis points compared with the prior year; and
  Adjusted diluted EPS increased by $0.05 to new range of $7.15 to $7.35, up 9% to 12%.

“We delivered strong second quarter results, as Adjusted diluted EPS grew by 22%, led by solid sales growth across the majority of our markets, and improved profitability in the Aerospace & Industrial and Naval & Power segments,” said Lynn M. Bamford, President and CEO of Curtiss-Wright Corporation. “We also benefitted from the continued execution of our operational excellence initiatives and savings generated by our prior year restructuring actions to drive continued operating margin expansion. In addition, we continued to direct incrementally higher investments in research and development projects that target the highest growth vectors in our end markets and support our long-term organic growth. Based on our solid year-to-date results and outlook for the remainder of 2021, we have increased our full-year Adjusted guidance for sales, operating income, operating margin and diluted EPS.”

“As we introduced at our recent Investor Day event in May, we are executing with confidence on our new Pivot to Growth strategy to unlock significant value for our shareholders. Through a renewed focus on disciplined, strategic investments and the deployment of our new operational growth platform, we are well-positioned to deliver on our new three-year targets through 2023, which includes a 5% to 10% revenue CAGR, continued operating margin expansion with operating income growth greater than revenue growth, adjusted diluted EPS CAGR at or above 10%, and sustained free cash flow conversion above 110% on average.”

Second Quarter 2021 Operating Results

(In millions)	Q2-2021	Q2-2020	Change
Reported sales	$621.5	$550.0	13%
Adjustments (1)	(12.1)	(17.3)
Adjusted sales (1)	$609.4	$532.7	14%
Reported operating income	$94.6	$55.3	71%
Adjustments (1)	0.5	21.2
Adjusted operating income (1)	$95.0	$76.6	24%
Adjusted operating margin (1)	15.6%	14.4%	120 bps
Amounts may not add due to rounding.
(1)

Adjusted results exclude (i) our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and our German valves business, which was classified as held for sale, both in the fourth quarter of 2020 impacting both periods; (ii) first year purchase accounting costs associated with acquisitions in both periods; and (iii) a non-cash impairment of capitalized development costs related to a commercial aerospace program, one-time costs associated with the relocation of our DRG business in the Naval & Power segment, and restructuring costs, which impacted the prior year period.

  Adjusted sales of $609 million, up $77 million, or 14%;
  Aerospace & Defense market sales increased 11%, led by strong growth in naval defense and the contribution of the PacStar acquisition in ground defense, which more than offset lower aerospace defense revenues;
  Commercial market sales increased 21%, principally due to strong demand in the general industrial market, as well as higher power & process market sales;
  Adjusted operating income was $95 million, up 24%, while Adjusted operating margin increased 120 basis points to 15.6%. This improvement was driven by favorable overhead absorption on higher organic revenues in both our Aerospace & Industrial and Naval & Power segments, as well as the benefits of our prior year restructuring and ongoing company-wide operational excellence initiatives, which were partially offset by $5 million in higher research and development investments; and
  Non-segment expenses of $10 million increased by $2 million compared with the prior year, due to higher environmental and other corporate expenses.

Free Cash Flow

(In millions)	Q2-2021	Q2-2020	Change
Net cash provided by operating activities	$75.1	$140.4	(47%)
Capital expenditures	(9.2)	(10.7)	14%
Free cash flow	$65.8	$129.7	(49%)
Adjustment to capital expenditures (DRG facility investment) (1)	-	2.0	-
Restructuring (1)	-	4.1	-
Adjusted free cash flow (1)	$65.8	$135.8	(51%)
Amounts may not add due to rounding.
(1)	Adjusted free cash flow excludes a capital investment related to the new state-of-the-art naval facility in the Naval & Power segment and the cash impact from restructuring in the prior year period.
  Free cash flow of $66 million, defined as cash flow from operations less capital expenditures, decreased $64 million, or 49%, principally driven by the timing of collections and tax payments, partially offset by higher net earnings;
  Capital expenditures decreased $1 million compared with the prior year, primarily due to lower capital investments as a result of the completion of our new DRG facility within the Naval & Power segment; and
  Adjusted free cash flow of $66 million, down $70 million, or 51%.

New Orders and Backlog

  New orders of $679 million increased 11% compared with the prior year period, generating overall book to bill of approximately 1.1x, driven by strong demand in our Commercial markets, most notably for industrial vehicle products; and
  Backlog of $2.2 billion improved slightly from December 31, 2020, principally reflecting the rebound in commercial market demand.

Share Repurchase and Dividends

  During the second quarter, the Company repurchased 100,719 shares of its common stock for approximately $13 million;
  Year-to-date, the Company repurchased 206,208 shares for approximately $25 million; and
  During the quarter, the Board of Directors declared a 6% increase in the quarterly dividend to $0.18 per share.

Other Items – Business Held for Sale

  During the fourth quarter of 2020, the Company classified its German valves business (previously within its Commercial/Industrial segment) as held for sale and its results have been adjusted from comparisons between our current and prior year results, and full-year financial guidance.

Second Quarter 2021 Segment Performance

Aerospace & Industrial

(In millions)	Q2-2021	Q2-2020	Change
Reported sales	$199.7	$177.4	13%
Adjustments (1)	(5.8)	(11.7)
Adjusted sales (1)	$193.9	$165.7	17%
Reported operating income	$32.0	$9.6	233%
Adjustments (1)	(1.5)	3.2
Adjusted operating income (1)	$30.5	$12.8	138%
Adjusted operating margin (1)	15.7%	7.7%	800 bps
Amounts may not add due to rounding.
(1)

Adjusted results exclude our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited in the fourth quarter of 2020 impacting both periods and restructuring costs in the prior year period.

  Reported results reflected sales of $200 million, operating income of $32 million and operating margin of 16.0%;
  Adjusted sales of $194 million, up $28 million, or 17%;
  General industrial market revenue increased by nearly 40%, led by strong industrial vehicle demand for on- and off-highway platforms, and higher sales of surface treatment services due to improving economic conditions;
  Commercial aerospace market revenues were essentially flat, as higher sales of sensors products on narrowbody platforms were mainly offset by lower actuation sales on widebody platforms; and
  Adjusted operating income was $30 million, up 138% from the prior year, while Adjusted operating margin increased 800 basis points to 15.7%, reflecting strong absorption on higher general industrial market sales, and the benefits of our ongoing operational excellence and prior year restructuring initiatives.

Defense Electronics

(In millions)	Q2-2021	Q2-2020	Change
Reported sales	$162.4	$139.6	16%
Adjustments (1)	1.1	0.2
Adjusted sales (1)	$163.4	$139.8	17%
Reported operating income	$29.3	$24.7	18%
Adjustments (1)	1.6	8.8
Adjusted operating income (1)	$30.8	$33.5	(8%)
Adjusted operating margin (1)	18.9%	24.0%	(510 bps)
Amounts may not add due to rounding.
(1)

Adjusted results exclude first year purchase accounting costs associated with acquisitions in both periods, and a non-cash impairment of capitalized development costs related to a commercial aerospace program and restructuring costs in the prior year period.

  Reported results reflected sales of $162 million, operating income of $29 million and operating margin of 18.0%;
  Adjusted sales of $163 million, up $24 million, or 17%, principally driven by the contribution from the PacStar acquisition for tactical battlefield communications equipment within our ground defense market;
  Aerospace defense market revenue declined due to the timing of sales of our embedded computing equipment on various programs;
  Higher commercial aerospace market revenues reflect increased sales of avionics and flight test equipment on various domestic and international platforms; and
  Adjusted operating income was $31 million, down 8% from the prior year, while Adjusted operating margin decreased 510 basis points to 18.9%, reflecting unfavorable mix in defense electronics and $4 million in higher research and development investments.

Naval & Power

(In millions)	Q2-2021	Q2-2020	Change
Reported sales	$259.4	$233.0	11%
Adjustments (1)	(7.4)	(5.8)
Adjusted sales (1)	$252.0	$227.2	11%
Reported operating income	$43.1	$29.1	48%
Adjustments (1)	0.4	9.2
Adjusted operating income (1)	$43.5	$38.3	13%
Adjusted operating margin (1)	17.2%	16.9%	30 bps
Amounts may not add due to rounding.
(1)

Adjusted results exclude our German valves business which was classified as held for sale in the fourth quarter of 2020 impacting both periods; and first year purchase accounting costs associated with acquisitions, one-time costs associated with the relocation of our DRG business and restructuring costs, all impacting the prior year period.

  Reported results reflected sales of $259 million, operating income of $43 million and operating margin of 16.6%;
  Adjusted sales of $252 million, up $25 million, or 11%;
  Strong naval defense market revenue growth primarily reflected higher production revenues on the CVN-80 and CVN-81 aircraft carrier programs;
  Higher power & process market revenues reflected increased nuclear aftermarket maintenance supporting existing operating reactors, as well as higher industrial valve revenues to the oil and gas market; and
  Adjusted operating income was $43 million, up 13% from the prior year, while Adjusted operating margin increased 30 basis points to 17.2%, driven by solid absorption on higher revenues, as well as the benefits of our prior year restructuring initiatives.

Full-Year 2021 Guidance

The Company is updating its full-year 2021 Adjusted financial guidance as follows:

(In millions, except EPS)	2021 Adjusted Non-GAAP Guidance (Prior)	Changes to Adjusted Guidance	2021 Adjusted Non-GAAP Guidance (Current)	2021 Adjusted Chg vs 2020 Restated
Total Sales	$2,450 - $2,500	$15	$2,465 - $2,515	Up 7% - 9%
Operating Income	$408 - $418	$3	$411 - $421	Up 9% - 12%
Operating Margin	16.6% - 16.7%	10 bps	16.7% - 16.8%	Up 40 - 50 bps
Effective Tax Rate	23.5%	50 bps	24.0%
Diluted EPS	$7.10 - $7.30	$0.05	$7.15 - $7.35	Up 9% - 12%
Diluted Shares Outstanding	41.3	(0.2)	41.1
Free Cash Flow (FCF)	$330 - $360	-	$330 - $360
Avg. FCF Conversion	~116%	-	~116%

(1)

2021 Adjusted financial guidance used in comparisons to 2020 financial results excludes first year purchase accounting costs associated with acquisitions, as well as our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and our German valves business which was classified as held for sale, both in the fourth quarter of 2020.

A more detailed breakdown of the Company’s 2021 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules. Historical financial results in the new segment structure for 2020 and 2019 periods are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss second quarter 2021 financial results and updates to 2021 guidance at 10:00 a.m. ET on Wednesday, August 4, 2021. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Product sales	$515,392	$466,445	$1,024,367	$964,374
Service sales	106,103	83,602	194,187	186,904
Total net sales	621,495	550,047	1,218,554	1,151,278

Cost of product sales	331,881	309,152	661,335	639,965
Cost of service sales	64,895	54,869	122,743	124,708
Total cost of sales	396,776	364,021	784,078	764,673

Gross profit	224,719	186,026	434,476	386,605

Research and development expenses	23,194	18,269	45,057	36,576
Selling expenses	29,564	25,193	59,160	56,781
General and administrative expenses	77,378	76,606	150,610	153,264
Restructuring expenses	—	10,609	—	12,189

Operating income	94,583	55,349	179,649	127,795

Interest expense	10,180	8,515	20,139	16,004
Other income, net	440	(4,105)	5,283	1,427

Earnings before income taxes	84,843	42,729	164,793	113,218
Provision for income taxes	(23,435)	(11,711)	(43,916)	(30,439)
Net earnings	$61,408	$31,018	$120,877	$82,779

Net earnings per share:
Basic earnings per share	$1.50	$0.75	$2.95	$1.97
Diluted earnings per share	$1.49	$0.74	$2.94	$1.95

Dividends per share	$0.18	$0.17	$0.35	$0.34

Weighted average shares outstanding:
Basic	40,915	41,629	40,921	42,092
Diluted	41,088	41,855	41,092	42,362

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$197,508	$198,248
Receivables, net	644,089	588,718
Inventories, net	446,689	428,879
Assets held for sale	29,687	27,584
Other current assets	83,417	57,395
Total current assets	1,401,390	1,300,824
Property, plant, and equipment, net	366,789	378,200
Goodwill	1,466,735	1,455,137
Other intangible assets, net	568,604	609,630
Operating lease right-of-use assets, net	144,274	150,898
Prepaid pension asset	105,963	92,531
Other assets	31,230	34,114
Total assets	$4,084,985	$4,021,334

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	100,000	100,000
Accounts payable	166,253	201,237
Accrued expenses	133,264	146,833
Deferred revenue	260,358	253,411
Liabilities held for sale	10,573	10,141
Other current liabilities	104,024	98,755
Total current liabilities	774,472	810,377
Long-term debt	957,504	958,292
Deferred tax liabilities, net	121,895	115,007
Accrued pension and other postretirement benefit costs	97,143	98,345
Long-term operating lease liability	127,136	133,069
Long-term portion of environmental reserves	14,655	15,422
Other liabilities	97,476	103,248
Total liabilities	2,190,281	2,233,760

Stockholders' equity
Common stock, $1 par value	49,187	49,187
Additional paid in capital	119,946	122,535
Retained earnings	2,776,884	2,670,328
Accumulated other comprehensive loss	(297,531)	(310,856)
Less: cost of treasury stock	(753,782)	(743,620)
Total stockholders' equity	1,894,704	1,787,574

Total liabilities and stockholders' equity	$4,084,985	$4,021,334

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)(1)
($'s in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2021	2020	%	2021	2020	%
Sales:
Aerospace & Industrial	$199,713	$177,411	13%	$380,044	$404,139	(6%)
Defense Electronics	162,351	139,613	16%	343,563	279,194	23%
Naval & Power	259,431	233,023	11%	494,947	467,945	6%

Total sales	$621,495	$550,047	13%	$1,218,554	$1,151,278	6%

Operating income (expense):
Aerospace & Industrial	$31,977	$9,615	233%	$51,002	$41,755	22%
Defense Electronics	29,271	24,736	18%	65,894	48,799	35%
Naval & Power	43,095	29,146	48%	81,152	57,256	42%

Total segments	$104,343	$63,497	64%	$198,048	$147,810	34%
Corporate and other	(9,760)	(8,148)	(20%)	(18,399)	(20,015)	8%

Total operating income	$94,583	$55,349	71%	$179,649	$127,795	41%

Operating margins:
Aerospace & Industrial	16.0%	5.4%	1,060 bps	13.4%	10.3%	310 bps
Defense Electronics	18.0%	17.7%	30 bps	19.2%	17.5%	170 bps
Naval & Power	16.6%	12.5%	410 bps	16.4%	12.2%	420 bps
Total Curtiss-Wright	15.2%	10.1%	510 bps	14.7%	11.1%	360 bps

Segment margins	16.8%	11.5%	530 bps	16.3%	12.8%	350 bps

(1) Amounts reported under realigned segment reporting structure.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2021			June 30, 2020			2021 vs. 2020
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense (1)	$99,977	$—	$99,977	$109,305	$201	$109,506	(9%)
Ground Defense (1)	48,221	1,080	49,301	20,029	—	20,029	146%
Naval Defense	177,724	—	177,724	164,941	—	164,941	8%
Commercial Aerospace (2)	71,555	(5,784)	65,771	71,084	(11,710)	59,374	11%
Total Aerospace & Defense	$397,477	$(4,704)	$392,773	$365,359	$(11,509)	$353,850	11%

Commercial markets:
Power & Process (3)	125,333	(7,413)	117,920	112,787	(5,835)	106,952	10%
General Industrial	98,685	—	98,685	71,901	—	71,901	37%
Total Commercial	224,018	(7,413)	216,605	184,688	(5,835)	178,853	21%

Total Curtiss-Wright	$621,495	$(12,117)	$609,378	$550,047	$(17,344)	$532,703	14%

	Six Months Ended			Six Months Ended
	June 30, 2021			June 30, 2020			2021 vs. 2020
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense (1)	$210,993	$—	$210,993	$211,133	$201	$211,334	0%
Ground Defense (1)	103,967	2,160	106,127	42,686	—	42,686	149%
Naval Defense	355,629	—	355,629	330,633	—	330,633	8%
Commercial Aerospace (2)	128,824	(8,383)	120,441	171,765	(30,405)	141,360	(15%)
Total Aerospace & Defense	$799,413	$(6,223)	$793,190	$756,217	$(30,204)	$726,013	9%

Commercial markets:
Power & Process (3)	230,837	(12,996)	217,841	236,713	(12,708)	224,005	(3%)
General Industrial	188,304	—	188,304	158,348	—	158,348	19%
Total Commercial	$419,141	$(12,996)	$406,145	$395,061	$(12,708)	$382,353	6%

Total Curtiss-Wright	$1,218,554	$(19,219)	$1,199,335	$1,151,278	$(42,912)	$1,108,366	8%

(1) Adjustments exclude first year purchase accounting adjustments associated with acquisitions.
(2) Adjustments exclude our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited in the fourth quarter of 2020.
(3) Adjustments exclude our German valves business which was classified as held for sale in the fourth quarter of 2020.

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company’s presentation of its financials and guidance includes an Adjusted (non-GAAP) view that excludes (i) the results of a build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and a German valves business classified as held for sale, both in the fourth quarter of 2020; (ii) significant restructuring costs in 2020 associated with its operations, including one-time actions taken in response to COVID-19; (iii) a non-cash impairment of capitalized development costs related to a commercial aerospace program in the prior period; (iv) first year purchase accounting costs associated with its acquisitions in both periods, including one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; and (v) one-time transition and IT security costs, and capital investments, specifically associated with the relocation of the DRG business in the Naval & Power segment in the prior period. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share (EPS) under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) one-time transition and IT security costs associated with the relocation of a business in the prior year period; (iii) the non-cash impairment of capitalized development costs related to a commercial aerospace program in the prior year period; (iv) significant restructuring costs in 2020 associated with its operations, (v) a build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, and (vi) the results of a German valves business classified as held for sale in the fourth quarter of 2020.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of restructuring costs, foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	June 30,
	2021 vs. 2020
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	10%	174%	(6%)	12%	10%	24%	6%	46%
Acquisitions	0%	0%	22%	9%	0%	0%	6%	4%
Restructuring	0%	59%	0%	7%	0%	26%	0%	26%
Foreign Currency	3%	0%	0%	(10%)	1%	(2%)	1%	(5%)
Total	13%	233%	16%	18%	11%	48%	13%	71%

	Six Months Ended
	June 30,
	2021 vs. 2020
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(8%)	8%	(1%)	26%	4%	28%	(1%)	26%
Acquisitions	0%	0%	23%	12%	0%	0%	6%	4%
Restructuring	0%	14%	0%	5%	0%	16%	0%	14%
Foreign Currency	2%	0%	1%	(8%)	2%	(2%)	1%	(3%)
Total	(6%)	22%	23%	35%	6%	42%	6%	41%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow for 2020 excludes: (i) a capital investment in the Naval & Power segment related to the new, state-of-the-art naval facility principally for DRG; (ii) a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2020; and (iii) the cash impact from restructuring in 2020. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net cash provided by operating activities	$75,079	$140,367	$48,476	$(52,209)
Capital expenditures	(9,234)	(10,687)	(17,771)	(29,324)
Free cash flow	$65,845	$129,680	$30,705	$(81,533)
Voluntary pension contribution	—	—	—	150,000
Adjustment to capital expenditures (DRG facility investment)	—	1,998	—	9,675
Restructuring	—	4,076	—	4,741
Adjusted free cash flow	$65,845	$135,754	$30,705	$82,883
Adjusted free cash flow conversion	101%	247%	24%	74%

CURTISS-WRIGHT CORPORATION
2021 Guidance (New Segment Structure)
As of August 3, 2021
($'s in millions, except per share data)

	2020 Adjusted Non-GAAP) (1)	Exiting Non-Core Operations	2020 Adjusted (2,4) (Non-GAAP)	2021 Reported Guidance (GAAP)		Exiting Non-Core Operations	2021 Adjustments (3) (Non-GAAP)	2021 Adjusted Guidance (3) (Non-GAAP)
				Low	High			Low	High	2021 Chg vs 2020 Adjusted
Sales:
Aerospace & Industrial	$805	$(67)	$738	$774	$789	$(14)	$-	$760	$775	3 - 5%
Defense Electronics	611	-	611	745	760	-	-	745	760	22 - 24%
Naval & Power	977	(26)	951	991	1,011	(31)	-	960	980	1 - 3%
Total sales	$2,393	$(93)	$2,300	$2,510	$2,560	$(45)	$-	$2,465	$2,515	7 to 9%

Operating income:
Aerospace & Industrial	$114	$(16)	$98	$117	$120	$(2)	$-	$115	$118	17 - 21%
Defense Electronics	144	-	144	153	158	-	6	159	164	10 - 13%
Naval & Power	171	-	171	176	181	(2)	-	174	179	2 - 5%
Total segments	429	(16)	413	446	459	(4)	6	448	461
Corporate and other	(38)	-	(38)	(37)	(39)	-	-	(37)	(39)
Total operating income	$391	$(16)	$375	$409	$419	$(4)	$6	$411	$421	9 to 12%

Interest expense	$(36)	$-	$(36)	$(41)	$(41)	$-	$-	$(41)	$(41)
Other income, net	21	-	21	13	13	-	3	16	17
Earnings before income taxes	377	(16)	361	381	392	(4)	9	386	397
Provision for income taxes	(88)	4	(85)	(91)	(94)	1	(2)	(93)	(95)
Net earnings	$289	$(12)	$277	$290	$298	$(3)	$7	$294	$302

Diluted earnings per share	$6.87	$(0.29)	$6.59	$7.05	$7.25	$(0.07)	$0.17	$7.15	$7.35	9 to 12%
Diluted shares outstanding	42.0		42.0	41.1	41.1			41.1	41.1
Effective tax rate	23.4%		23.4%	24.0%	24.0%			24.0%	24.0%

Operating margins:
Aerospace & Industrial	14.2%	NM	13.3%	15.1%	15.2%	+10 bps	-	15.1%	15.3%	180 to 200 bps
Defense Electronics	23.6%	NM	23.6%	20.5%	20.7%	-	+80 bps	21.3%	21.5%	(210 to 230 bps)
Naval & Power	17.5%	NM	18.0%	17.8%	17.9%	+40 bps	-	18.2%	18.3%	20 to 30 bps
Total operating margin	16.3%	NM	16.3%	16.3%	16.4%	+20 bps	+20 bps	16.7%	16.8%	40 to 50 bps

Free cash flow	$394	$-	$394	$330	$360	-	-	$330	$360

Notes: Full year amounts may not add due to rounding. All financial information by reportable segment for the 2020 and 2021 reporting periods reflects the Corporation’s first quarter 2021 segment reorganization.
(1) A reconciliation of our 2020 GAAP to our 2020 Non-GAAP Adjusted figures are provided in our February 24, 2021 press release.
(2) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, a non-cash impairment of capitalized development costs related to a commercial aerospace program, and one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity. 2020 financial results excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020.
(3) 2021 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, and a one-time, $3 million pension settlement charge related to the retirement of two former executives (within non-operating income).
(4) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $10 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
2021 Sales Growth Guidance by End Market
As of August 3, 2021

	2021 % Change vs 2020
Aerospace & Defense Markets	Prior	Current	% Total Sales
Aerospace Defense	2 - 4%	2 - 4%	19%
Ground Defense	100 - 105%	100 - 105%	9%
Naval Defense	Flat	0 - 2%	28%
Commercial Aerospace	Flat	Flat	10%
Total Aerospace & Defense	7 - 9%	7 - 9%	66%

Commercial Markets
Power & Process	3 - 5%	1 - 3%	18%
General Industrial	9 - 11%	15 - 17%	15%
Total Commercial	6 - 8%	6 - 8%	34%

Total Curtiss-Wright Sales	7 - 9%	7 - 9%	100%

Note: Amounts may not add due to rounding.
(1) This table reflects the Company's first quarter 2021 End Market Structure and Realignment, where all Commercial Aerospace market revenues shifted into a newly defined Total Aerospace & Defense market.
(2) The Power & Process end market is comprised of a) Nuclear and b) Process, while the General Industrial end market is comprised of a) Industrial Vehicles and b) Industrial Automation and Services.
(3) Based on these changes, all of our general industrial businesses operate within the Aerospace & Industrial segment, and the majority of the Company’s nuclear and process revenues operate within the Naval & Power segment.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global innovative company that delivers highly engineered, critical function products and services to the Aerospace and Defense markets, and to the Commercial markets including Power, Process and General Industrial. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,200 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, future cash flow from operations, and potential impacts of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com